P R O X Y

Exhibit 99.1

PRELIMINARY PROXY CARD — SUBJECT TO COMPLETION

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF

Spartan Acquisition Corp. III

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Geoffrey Strong and James Crossen (the “Proxies”), and each of them independently, with full power of substitution, as proxies and attorneys-in-fact to vote all of the shares of Class A Common Stock or Class B Common Stock of Spartan Acquisition Corp. III (the “Company” or “Spartan”) that the undersigned is entitled to vote (the “Shares”) at the special meeting of stockholders of the Company to be held on [•], 2022 at [•] Eastern Time via live webcast at https://www.cstproxy.com/spartanspaciii/2022, and at any adjournment or postponement thereof. Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and, unless such authority is withheld on the reverse side hereof, in the Proxies’ discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NOS. 1, 2 and 3 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on the reverse side)

Please mark votes as indicated in this example ☒

SPARTAN ACQUISITION CORP. III — THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NOS. 1, 2 AND 3.

		FOR	AGAINST	ABSTAIN
(1)	**The Business Combination Proposal** – To consider and vote upon a proposal to (a) approve and adopt the Business Combination Agreement, dated as of July 28, 2021 (the "***Business Combination Agreement***"), by and among Spartan, Athena Pubco B.V., a Dutch private limited liability company (*besloten vennootschap met beperkte aansprakelijkheid*) ("***Allego***"), Athena Merger Sub, Inc., a Delaware corporation ("***Merger Sub***"), Madeleine Charging B.V., a Dutch private limited liability company (*besloten vennootschap met beperkte aansprakelijkheid*) ("***Madeleine***"), Allego Holding B.V., a Dutch private limited liability company (*besloten vennootschap met beperkte aansprakelijkheid*) ("***Allego Holding***"), and, solely with respect to the sections specified therein, E8 Partenaires, a French *société par actions simplifée* ("***E8 Investor***"), pursuant to which, among other things, (i) the shareholders of Allego Holding will contribute and transfer all of their shares in Allego Holding to Allego in exchange for Allego Ordinary Shares and (ii) Merger Sub will merge with and into Spartan, with Spartan surviving the merger as a wholly owned subsidiary of Allego and each outstanding share of Spartan Class A Common Stock (including the shares of Spartan Class A Common Stock received upon conversion of the Spartan Founders Stock) will be cancelled and converted into one ordinary share, par value EUR 0.12, of Allego (each, an "***Allego Ordinary Share***") and each of the Spartan Warrants then outstanding and unexercised will automatically be convereted into an Assumed Warrant, and (b) approve the transactions contemplated by the Business Combination Agreement (the "***Business Combination***" and such proposal, the "***Business Combination Proposal***").	☐	☐	☐
(2)	**The Governance Proposal** – To consider and vote upon, on a non-binding advisory basis, a proposal to approve certain governance provisions contained in the Articles of Association of Allego N.V., the successor to Allego following the Business Combination (the "***Allego Articles***") that materially affect Allego shareholder rights (the "***Governance Proposal***").	☐	☐	☐
(3)	**The Adjournment Proposal** – To consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal (the "***Adjournment Proposal***").	☐	☐	☐

Date: ______________________________

____

Signature

(Signature If Held Jointly)______________________________

When the Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name y an authorized person or authorized entity.

The Shares represented by this proxy card, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy card will be voted "FOR" each of Proposal Nos. 1, 2 and 3. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.